Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

DIVERSITY RECRUITMENT PARTNERSHIP AGREEMENT

This Diversity Recruitment Partnership Agreement (the “Agreement”), dated as of the 6th of November, 2012 (the “Effective Date”), is made by and between Professional Diversity Network, LLC, a Delaware corporation (“PDN”), and LinkedIn Corporation, a Delaware corporation (“LinkedIn”). In this Agreement, PDN and LinkedIn are each sometimes referred to individually as a “Party” and collectively as the “Parties.” In consideration of the mutual promises contained herein, PDN and LinkedIn hereby agree as follows:

RECITALS

WHEREAS, PDN owns or operates various web sites, collectively known as the “Professional Diversity Network,” that focus on professional networking for diverse Americans.

WHEREAS, LinkedIn provides the LinkedIn websites, including regional variations thereof and successors thereto and services that enable enterprises to post jobs openings and recruit for candidates on the LinkedIn websites and third party websites.

WHEREAS, LinkedIn and PDN desire to make diversity recruitment services from PDN available to LinkedIn’s customers.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations contained herein, and intending to be legally bound hereby as of the date hereof, LinkedIn and PDN agree as follows:

1. DEFINITIONS. When the following terms are used in this Agreement with initial letters capitalized, they will have the meanings set forth below unless otherwise specified in this Agreement:

“Affiliates” means, as used with respect to a Party, any corporation or entity worldwide that Controls such Party, that such Party Controls, or that is under common Control with such Party.

“Brand Marks” means either the LinkedIn Brand Marks or PDN Brand Marks, as applicable.

“Change of Control” means a transaction (or series of related transactions) resulting in a change of Control of an entity. For the avoidance of doubt, PDN’s initial public offering or PDN’s reorganization as a corporation in connection therewith as described in PDN’s registration statement (Form S-1) shall not constitute a Change of Control.

“Control” means (1) the possession, directly or indirectly, of more than 50% of the issued and outstanding share capital, stock or other securities of, or the voting rights in an entity; or (2) the possession, directly or indirectly, of the right to appoint or remove the majority of the board of directors of an entity direct or indirect ownership of fifty percent (50%) or more of the common stock or other voting interests in an entity.

“Customer” means a customer of LinkedIn’s hiring and recruitment products and solutions.

“Intended Launch Date” means January 1, 2013.

“JYMBII Ad Unit” means LinkedIn’s Jobs You May Be Interested In recruitment advertising product, whereby LinkedIn Customers pay for their job posts to be displayed to certain end users based on a matching algorithm done between the LinkedIn member data and the job description.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

“LinkedIn Brand Marks” means those trademarks, service marks, logos and other distinctive brand features of LinkedIn that are provided by LinkedIn to PDN via the LinkedIn Branding Guidelines, or otherwise provided to PDN by LinkedIn, for PDN’s use in accordance with this Agreement.

“LinkedIn Branding Guidelines” means the guidelines governing the usage and display of the LinkedIn Brand Marks, currently available at http://developer.linkedin.com/docs/DOC-1101.

“LinkedIn Competitors” means any entity, including a PDN Partner, which engages in the provision of job search or talent management services to enterprises.

“LinkedIn PDN Products” has the meaning set forth in Exhibit A.

“PDN Advertisement” has the meaning set forth in Exhibit A.

“PDN Branding Guidelines” means the guidelines governing the usage and display of the PDN Brand Marks, currently available at http://prodivnet.com/partners/branding-guidelines.

“PDN Brand Marks” means those trademarks, service marks, logos and other distinctive brand features of PDN (including the PDN Network Channels) that are provided by PDN to LinkedIn for LinkedIn’s use in accordance with this Agreement.

“PDN JYMBII Ad Unit” has the meaning set forth in Exhibit A.

“PDN Job Post” has the meaning set forth in Exhibit A.

“PDN Network Channels” has the meaning set forth in Exhibit B-1.

“PDN Partners” has the meaning set forth in Exhibit B-2.

“Restricted Accounts” means the Customer accounts set forth in Exhibit F.

“Term” has the meaning set forth in Section 7.1.

“Territory” means United States.

“Unauthorized Code” means any virus, Trojan horse, spy-ware, worm, or any other software routines or hardware components designed to permit unauthorized access to disable, erase, or otherwise harm software, hardware, or data or to perform any other such actions.

1. RESALE OF LINKEDIN PDN PRODUCTS.

1.1. Reseller Appointment. PDN grants LinkedIn a nonexclusive, non-transferable (except in conjunction with an assignment permitted by this Agreement) license in the Territory during the Term to resell the LinkedIn PDN Products to its Customers. LinkedIn has no obligation to resell the LinkedIn PDN Products, and if LinkedIn chooses to do so, it is not obligated to do so for all PDN Network Channels. PDN will display the sold LinkedIn PDN Products on the PDN Network Channels according to the parameters (dates, frequency, sizes, etc.) sold by LinkedIn to LinkedIn Customers pursuant to this Agreement.

1.2. Launch. LinkedIn will use commercially reasonable efforts to start reselling the LinkedIn PDN Products on the Intended Launch Date. LinkedIn’s failure to meet the Intended Launch Date will not constitute a breach of this Agreement. LinkedIn has no obligation to resell the LinkedIn PDN Products.

1.3. Suggested Prices. The Parties will agree to suggested retail prices for the LinkedIn PDN Products but they shall not be bound by such prices.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

1.4. Limited Exclusivity. From the Intended Launch Date throughout the Term, PDN will not, directly or indirectly, permit the LinkedIn Competitors to resell any PDN products or advertising on PDN Network Channels, or permit the LinkedIn Competitors to advertise their products or services on PDN Network Channels, with the following exceptions:

1.4.1. Fulfillment Sales. PDN may fulfill orders for PDN products or advertising on PDN Network Channels that were placed prior to December 31, 2012, provided that such fulfillment must be completed by December 31, 2013 (“Fulfillment Period”). PDN will use commercially reasonable efforts to provide LinkedIn the following report by January 7, 2013 (and in no event later than January 31, 2013): a detailed report of its fulfillment obligations during the Fulfillment Period, to the extent that PDN has, following its request for such information, received it from the party that possesses it (i.e., a party to which PDN is contractually obligated through December 31, 2012 (“Third Party Contract”) and PDN is permitted to share such information with LinkedIn pursuant to the terms of the Third Party Contract. [***] All reports may be provided by email. If LinkedIn reasonably believes that the foregoing reports contain material inaccuracies, it may retain a third party auditor to audit the applicable PDN records under a duty of confidentiality, provided that PDN shall not share information with LinkedIn that PDN is prohibited from disclosing pursuant to the terms of a third party contract.

1.4.2. PDN Partners. PDN has arrangements with PDN Partners pursuant to which (i) each party (i.e., PDN and the PDN Partner) may promote the other, through advertising or events or other means, and/or (ii) PDN may resell advertising inventory, recruitment products and services of the PDN Partner. For clarity, PDN will not permit PDN Partners to post job posts on the PDN Network Channels or serve as resellers of PDN or PDN Network Channels’ products or advertising inventory. In addition, PDN will not engage its sales force to resell recruitment products or services of the PDN Partners to the Restricted Accounts, but for clarity, PDN shall not be restricted from transacting ecommerce for PDN Partners on the PDN Partners’ websites.

1.4.3. PDN Network Channels. For clarity, PDN’s arrangements with the PDN Network Channels permitting mutual promotion and the inclusion of PDN Network Channel’s advertising inventory and recruitment products and services may be included in PDN’s advertising inventory and recruitment products and services, does not violate Section 2.4.1.

1.5. Restricted Accounts. From the Intended Launch Date through the Term, and for one (1) year following the Term, (a) PDN will not, directly or indirectly, sell PDN products or recruitment advertising inventory to the Restricted Accounts and (b) inquiries received by PDN, directly or indirectly, from the Restricted Accounts regarding diversity-based recruitment products and advertising inventory, must be referred to LinkedIn; provided that (x) the number of Restricted Accounts shall not exceed [***], and (y) upon termination of this Agreement, an entity shall be removed from the list of Restricted Accounts and the restrictions set forth in this Section 2.5 shall no longer apply to such entity if LinkedIn has not sold diversity-based media products or services to such entity during the immediately preceding period of one (1) year.

1.6. Sales Support. PDN will support sales efforts by LinkedIn as follows: (a) provide sales training about the LinkedIn PDN Products, (b) provide initial draft collateral for LinkedIn’s sales team to consider, and (c) dedicate a partner manager to LinkedIn. PDN will provide these support services with diligence, exercising prompt response times to LinkedIn requests.

2. OTHER RESPONSIBILITIES OF THE PARTIES.

2.1. Integration. The Parties will comply with the integration requirements set forth in Exhibit D.

2.2. Service Level Requirements. PDN will comply with the service level requirements set forth in the Service Level Agreement, attached hereto as Exhibit E.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

2.3. Customer and User Support. Unless mutually agreed otherwise in a particular instance (email acceptable), (a) LinkedIn shall be the point of contact for all communications with Customers, and (b) PDN shall be the point of contact for all communications with end users of PDN Network Channels. Each Party shall reasonably assist the other, if necessary, in the resolution of Customer issues (in the case of assistance provided by PDN) and end user issues (in the case of assistance provided by LinkedIn).

2.4. Marketing. During the Term PDN will, at its own expense, engage in efforts to market and promote the PDN Network Channels as websites for diverse job seekers and employers seeking diverse employees. Such efforts will be no less than what PDN engaged in the year prior to the Intended Launch Date.

2.5. PDN Brand Marks. PDN will provide LinkedIn with copies of all of the logos of the PDN Network Channels promptly following the Effective Date. Subject to the terms of this Agreement, PDN grants LinkedIn a limited, nonexclusive, non-transferable (except in conjunction with an assignment permitted by this Agreement) license in the Territory during the Term to use, reproduce, and display the PDN Brand Marks online and offline for marketing and fulfilling LinkedIn’s role as a reseller of the LinkedIn PDN Products to its Customers and prospective customers. LinkedIn’s license rights herein are subject to the terms of the PDN Branding Guidelines.

2.6. LinkedIn Brand Marks. Subject to the terms of this Agreement, LinkedIn grants PDN a limited, nonexclusive, non-transferable (except in conjunction with an assignment permitted by this Agreement) license in the Territory during the Term to use, reproduce, and display the LinkedIn Brand Marks online and offline for marketing LinkedIn’s role as a reseller of the LinkedIn PDN Products, provided that LinkedIn approves each use of the LinkedIn Brand Marks in advance. PDN’s license rights herein are subject to the terms of the LinkedIn Branding Guidelines.

2.7. Reporting. Each week during the Term and Wind Down Period, PDN will provide LinkedIn with a written report indicating the following data for the prior week (such report will be provided via email or other method and in formats mutually agreed upon by the Parties):

•	Reporting of PDN JYMBII Ad Units and PDN Job Posts:

•	Jobs Posted

•	Active Jobs

•	Expired Jobs

•	Job Views

•	Job Applications Click Apply

•	Job Applications Completed (provided that the Customer shares such information with PDN)

•	Reporting of PDN Advertisements:

•	Impression allocation by creative unit

•	Pace of Impression delivery by creative unit

•	impressions served by website

•	Clicks

•	Clickthrough rate (as a percentage)

2.8. PDN Career Data. PDN will provide all applicant data submitted on PDN Job Posts to LinkedIn. The frequency, method and format of such data transfer will be mutually agreed to by the Parties.

2.9. Security. Each Party shall make commercially reasonable efforts to ensure that they do not introduce any Unauthorized Code into the other Party’s systems.

2.10. Compliance with Laws. Each Party will comply with all applicable laws and regulations in its performance of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

2.11. Separate API Agreement. The Parties acknowledge that this Agreement has no bearing on PDN’s license to LinkedIn’s APIs available at, and pursuant to the terms of use at https://developer.linkedin.com/.

3. FEES.

3.1. Fees. The Parties agree to the fee provisions set forth in Exhibit C.

3.2. Costs. Each Party shall bear its own costs for compliance with this Agreement.

3.3. Currency. All amounts owed pursuant to this Agreement shall be paid in United States dollars.

3.4. Audit. From time to time upon reasonable advance notice not less than two (2) weeks prior to the audit, and during normal business hours, each Party (or its agents and representatives under a duty of confidentiality) shall have the right to inspect the books and records of the other Party specifically relating to this Agreement in order to verify the amount and proper payment of fees owed pursuant to Section 4.1 (in the case of audit by PDN), the reporting obligations of Section 3.7 (in the case of audit by LinkedIn). Any breaches or deficiencies noted in such audit shall be promptly corrected. Audits may not be conducted by a Party more than once per year, unless a breach or deficiency is discovered, in which case they may be conducted twice per year. The results of all audits shall be the confidential information of the Parties.

3.5. Taxes. PDN shall pay any sales, use, property, license, value added, withholding, excise or similar tax whether federal, state or local, properly payable as a result of LinkedIn’s payment of fees hereunder, and any related duties, tariffs and similar charges, exclusive of taxes based on the net income of LinkedIn.

4. INTELLECTUAL PROPERTY.

4.1. LinkedIn Ownership. As between the Parties, and except as expressly licensed herein, LinkedIn is the sole and exclusive owner of all right, title and interest in and to the LinkedIn Brand Marks, and any intellectual property rights therein and derivative works thereof, including patent, copyright, trademark, service mark, or trade secret right and any other intellectual property or proprietary right in any jurisdiction.

4.2. PDN Ownership. As between the Parties, and except as expressly licensed herein, PDN is the sole and exclusive owner of all right, title and interest in and to the PDN Brand Marks, and any intellectual property rights therein and derivative works thereof including patent, copyright, trademark, service mark, or trade secret right and any other intellectual property or proprietary right in any jurisdiction.

4.3. Feedback and Development. Either Party may from time to time elect, in its sole discretion, to provide suggestions, comments, improvements, ideas or other feedback to the other Party related to such other Party’s products and services (“Feedback”). Such Feedback is provided on an “as is” basis with no warranties of any kind and the receiving Party will have a non-exclusive, worldwide, perpetual and irrevocable right and license to use such Feedback. Each Party agrees not to provide Feedback that it knows is subject to any intellectual property claim by a third party or any license terms which would require products or services derived from such Feedback to be licensed to or from, or shared with, any third party.

4.4. Reservation. Except as expressly stated in this Agreement, each Party reserves all right, title and interest in its materials.

5. CONFIDENTIALITY.

5.1. Confidential Information and Nondisclosure. If either Party (“Receiving Party”) under this Agreement gains access to certain confidential information of the other Party (“Disclosing Party”) concerning the Disclosing Party’s prices, business, plans, technology, products, and other non-public information of the Disclosing Party

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

(collectively, “Confidential Information”), then the terms of this Section 6 will apply. Confidential Information includes all information in tangible or intangible form that is marked or designated as confidential by the Disclosing Party or that, under the circumstances of its disclosure, should be considered confidential. For clarity, the existence of this Agreement and its terms and conditions are Confidential Information of both Parties. The Disclosing Party owns all right, title and interest, including all intellectual property rights in Disclosing Party’s Confidential Information. Each Party agrees that it will not use in any way, for its own benefit or the benefit of any third party, except as expressly permitted by, or as required to implement, this Agreement, nor disclose to any third party (except as required by law or to such Party’s attorneys, accountants and other advisors as reasonably necessary), any Confidential Information of the Disclosing Party. Each Party will take reasonable precautions to protect the confidentiality of the Confidential Information of the Disclosing Party that are at least as stringent as it takes to protect its own Confidential Information.

5.2. Exceptions. Information will not be deemed Confidential Information under this Agreement if it is (a) known to the Receiving Party prior to its receipt from the Disclosing Party from a source other than one having an obligation of confidentiality to the Disclosing Party; (b) to have become publicly known, except through a breach of this Agreement by the Receiving Party; (c) to have been entirely independently developed by the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party; or (d) information that any Corporate User provides to LinkedIn while utilizing the LinkedIn services (i.e. pursuant to the User Agreement). If legally obligated to do so, the Receiving Party may disclose Confidential Information pursuant to the requirements of applicable law, regulations, or a governmental agency, and in such a situation, the Receiving Party shall provide the Disclosing Party prior written notice and permit the Disclosing Party to seek confidential treatment of the material being disclosed

6. TERM AND TERMINATION.

6.1. Term. The term of this Agreement commences on the Effective Date and will continue until the third anniversary of the Intended Launch Date (“Initial Term”), unless earlier terminated by either Party as permitted herein. Following the Initial Term, this Agreement shall automatically renew for successive one (1) year periods (each a “Renewal Term”) unless either Party terminates at the end of the Initial Term or then-current Renewal Term by giving written notice to the other Party not less than ninety (90) days prior to the expiration of the Initial Term or then-current Renewal Term. The Initial Term and the Renewal Terms shall make up the “Term”.

6.2. Termination by Either Party. Either Party may terminate this Agreement (a) if the other Party files a voluntary petition for bankruptcy or a petition or answer seeking a reorganization; (b) if the other Party has filed against it an involuntary petition for bankruptcy that has not been dismissed within sixty (60) days thereof; (c) if the other Party becomes insolvent, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of its creditors; (d) if the other Party applies for or consents to the appointment of a receiver, trustee or liquidator for substantially all of its assets or such receiver, trustee or liquidator is appointed for the other Party; or (e) upon the occurrence of a material breach of this Agreement by the other Party, if such breach is not cured within thirty (30) days after written notice identifying the matter constituting the material breach is received by the breaching Party.

6.3. Termination by LinkedIn.

6.3.1. Termination by LinkedIn At Date Six Months Following Intended Launch Date. LinkedIn may elect to terminate this Agreement effective six (6) months after the Intended Launch Date, provided that LinkedIn must give written notice to PDN of such intention to terminate by such date which is five (5) months after the Intended Launch Date.

6.3.2. Termination by LinkedIn at Any Anniversary of the Intended Launch Date. During the fourth calendar quarter of the first and second years of the Term of this Agreement, LinkedIn may elect to terminate this Agreement by giving written notice to PDN not less than ninety (90) days prior written notice. For clarity, the earliest that a termination pursuant to this Section will be effective is December 31, 2013. LinkedIn’s payment obligations pursuant to Exhibit C shall continue during the ninety (90) day notice period. For example, if LinkedIn provides notice of termination on November 1, 2013, the Agreement shall continue, including LinkedIn’s payment obligations through January 29, 2014 (provided that any Guaranteed Amount owed shall be prorated for a partial calendar quarter pursuant to Section 2 of Exhibit C).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

6.3.3. Termination for PDN Change of Control. LinkedIn may terminate this Agreement upon written notice if PDN experiences a Change of Control.

6.4. Effect of Termination. Upon termination of this Agreement LinkedIn shall cease all sales of the LinkedIn PDN Products, but PDN shall fulfill all orders of LinkedIn PDN Products by Customers placed during the Term (“Wind Down Period”); provided that PDN shall not be obligated to fulfill orders of LinkedIn PDN Products for more than twelve (12) months following the termination of this Agreement. The Parties’ rights and obligations shall survive during the Wind Down Period to the extent necessary to accomplish such sales fulfillment. For clarity, following the termination of this Agreement, LinkedIn shall continue to be obligated to pay Commissions to PDN in respect of orders of LinkedIn PDN Products fulfilled by PDN during the Wind Down Period as set forth in Section A of Exhibit C. Upon termination of this Agreement, and except to the extent necessary to fulfill the Parties’ obligations during the Wind Down Period, (a) all rights and licenses granted will terminate immediately, and (b) upon request, each Party will promptly return to the other Party all Confidential Information of such Party in its possession, custody or control, except for Confidential Information of the other Party that reasonably may be required for legal and auditing purposes. Neither Party will be liable for any costs, expenses, or damages as a result of termination of this Agreement.

6.5. Survival. The definitions and the rights, duties and obligations of the Parties that by their nature continue and survive will survive any termination of this Agreement and the Wind Down Period, including Sections 2.5, 3.7 (as to reports for the previous calendar quarter or portion thereof), 4.1 (as to earned and unpaid fees), 5, 6, 7.4, 7.5, and 8-11.

7. WARRANTIES.

7.1. Warranties by PDN. PDN represents and warrants: (a) PDN is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois; (b) PDN has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; and (c) PDN has duly executed and delivered this Agreement and the execution, delivery and performance by PDN of this Agreement will not conflict with or violate any provision of any agreement or instrument to which PDN is a party or by which PDN is bound.

7.2. Warranties by LinkedIn. PDN represents and warrants: (a) LinkedIn is a corporation duly organized, validly existing and presently subsisting under the laws of the State of Delaware; (b) LinkedIn has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; and (c) LinkedIn has duly executed and delivered this Agreement and the execution, delivery and performance by LinkedIn of this Agreement will not conflict with or violate any provision of any agreement or instrument to which LinkedIn is a party or by which LinkedIn is bound.

7.3. DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PARTIES DISCLAIM ALL WARRANTIES. EACH PARTY’S PRODUCTS, SERVICES, PRODUCTS, INFORMATION, CONTENT AND OTHER MATERIALS PROVIDED IN CONNECTION WITH THIS AGREEMENT ARE PROVIDED ON AN “AS IS,” “AS AVAILABLE” BASIS. NEITHER PARTY MAKES ANY WARRANTY THAT ITS SERVICE WILL BE UNINTERRUPTED, SECURE, OR ERROR FREE, OR THAT DEFECTS IN EITHER PARTY’S MATERIALS WILL BE CORRECTED. EACH PARTY SPECIFICALLY DISCLAIMS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY CONTENT OR MATERIALS PROVIDED UNDER THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, COMPATIBILITY, OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR PERFORMANCE.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

8. THIRD PARTY INDEMNIFICATION.

8.1. Indemnification by PDN. PDN will defend, hold harmless, and indemnify LinkedIn and its Affiliates (and their respective employees, directors and representatives) from all claims by a third party, including all damages, liabilities, costs and expenses, including reasonable attorneys’ fees, to the extent resulting from, alleged to have resulted from or in connection with: (a) PDN’s breach of its obligations herein; and (b) the infringement or misappropriation of any copyright, trademark, service mark, trade secret or United States patent by the PDN Network Channels or PDN Brand Marks.

8.2. Indemnification by LinkedIn. LinkedIn will defend, hold harmless, and indemnify PDN and its Affiliates (and their respective employees, directors and representatives) from all claims by a third party, including all damages, liabilities, costs and expenses, including reasonable attorneys’ fees, to the extent resulting from, alleged to have resulted from or in connection with: (a) LinkedIn’s breach of its obligations herein; and (b) the infringement or misappropriation of any copyright, trademark, service mark, trade secret or United States patent by the LinkedIn Brand Marks.

8.3. Indemnification Procedure. In connection with any claim or action described in this Section 9, the indemnified Party will: (a) give the indemnifying Party prompt written notice of the claim or action; provided that any delay in notification will not relieve the indemnifying Party of its obligations hereunder except to the extent that the delay impairs its ability to defend; (b) cooperate reasonably with the indemnifying Party, at the indemnifying Party’s expense, in connection with the defense and settlement of the claim or action; and (c) permit the indemnifying Party to control the defense and settlement of the claim or action; provided that the indemnified Party will have the right to reasonably approve the attorneys that the indemnifying Party will retain for any claim. Further, the indemnified Party at its sole expense may participate in the defense and settlement of the claim or action with counsel of its own choosing.

9. LIMITATION OF LIABILITY. EXCEPT FOR A PARTY’S BREACH OF SECTION 6 (CONFIDENTIALITY) OR FOR A PARTY’S OBLIGATIONS PURSUANT TO SECTION 9 (THIRD PARTY INDEMNIFICATION), OR FOR A PARTY’S WILLFUL MISCONDUCT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE) TO THE OTHER PARTY OR ANY THIRD PARTY FOR DAMAGES FOR LOSS OF PROFIT, REVENUE, BUSINESS, FUTURE OPPORTUNITIES OR DATA, OR FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A PARTY’S BREACH OF SECTION 6 (CONFIDENTIALITY), OR FOR A PARTY’S OBLIGATIONS PURSUANT TO SECTION 9 (THIRD PARTY INDEMNIFICATION), OR FOR A PARTY’S WILLFUL MISCONDUCT, THE AGGREGATE LIABILITY OF EACH PARTY AND ITS AFFILIATES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE WILL NOT EXCEED AMOUNTS PAID BY LINKEDIN TO PDN IN THE TWELVE MONTHS PRECEDING THE EVENT GIVING RISE TO THE CLAIM.

10. MISCELLANEOUS.

10.1. Publicity. Neither Party shall make any statement or press release about this Agreement, or the relationship herein described, without the prior written consent of the other Party.

10.2. Entire Agreement. This Agreement (including all documents incorporated herein by reference): (a) represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes any proposals, representations, previous or contemporaneous oral or written agreements and any other communications between the Parties regarding such subject matter; and (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each Party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

10.3. Independent Contractors. The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement or legally binding commitment or statement on the other’s behalf of or in the other’s name.

10.4. Choice of Law; Jurisdiction. This Agreement will be construed and enforced in accordance with the laws of the State of New York without reference to its choice of laws rules. The Parties agree that non-exclusive jurisdiction over and venue of any claim, action or proceeding arising out of or relating to this Agreement will be in the state and federal courts of New York City, New York.

10.5. Assignment. PDN may not assign this Agreement, in whole or in part, by operation of law or otherwise, without LinkedIn’s prior written consent. Any assignment in violation of this section is null and void. LinkedIn may assign this Agreement upon notice to PDN, including assigning this Agreement in whole or in part to an Affiliate of LinkedIn. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

10.6. Waiver. To be effective, any waiver by a Party of any of its rights or the other Party’s obligations under this Agreement must be made in a writing signed by the Party to be charged with the waiver. Waiver of any breach of any term or condition of this Agreement will not be deemed a waiver of any prior or subsequent breach. No failure or forbearance by either Party to insist upon or enforce performance by the other Party of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement or otherwise at law or in equity will be construed as a waiver or relinquishment to any extent of such Party’s right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same will be and remain in full force and effect.

10.7. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, the other provisions herein will remain in full force and effect in such jurisdiction and will be liberally construed in order to effectuate the purpose and intent of this Agreement, and the invalidity or unenforceability of any provision of this Agreement in any jurisdiction will not affect the validity or enforceability of any such provision in any other jurisdiction.

10.8. Headings; Construction. The headings of Sections and subsections of this Agreement are for convenience of reference only and are not intended to affect the interpretation or construction of any provision of this Agreement. Whenever used in this Agreement, unless otherwise specified, the terms “includes,” “including,” “e.g.,” “for example” and other similar terms are deemed to include the term “without limitation” immediately thereafter. In resolving any dispute or construing any provision hereunder, there will be no presumptions made or inferences drawn: (a) because one of the Parties (or its representatives) drafted the Agreement; or (b) because of the drafting history of the Agreement; and each Party hereby waives application of, or any rights under, any law that would require the interpretation of any ambiguities in this Agreement against the Party that drafted it or otherwise based on its drafting history.

10.9. Notices. Except for notices for which an alternative procedure is identified in this Agreement, any notice or other communication under this Agreement given by either Party to the other Party will be in writing and, to be effective, must be delivered by personal delivery or certified mail or commercial overnight courier to the recipient’s address set forth below. Either Party may change such address(es) by giving the other Party notice of such change in accordance with this Section 10.9.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

If to PDN:

Professional Diversity Network

150 North Wacker Drive, Suite 2360

Chicago, IL 60606

Attn: James R. Kirsch, CEO

With a copy to:

Patzik, Frank & Samotny Ltd.

150 S. Wacker Drive, Suite 1500

Chicago, IL 60606

Attn: Chadwick I. Buttell, Esq.

If to LinkedIn:

LinkedIn Corporation

2029 Stierlin Court

Mountain View, CA 94043

Attn: General Counsel

10.10. Counterparts; Transmitted Copies. This Agreement may be executed in multiple counterparts, including by electronic signature, pdf or facsimile, each of which will be deemed an original, but all of which taken together will constitute one instrument.

10.11. Force Majeure. In the event of fire, flood, lockout, transportation delay, war, acts of God, acts of terrorism, governmental rule or order, strikes or other labor difficulties, or other causes beyond its reasonable control (a “Force Majeure Event”), which prevents or delays a party’s performance hereunder, the affected party shall be excused from the performance thereby prevented or delayed. However, in such event, both parties shall resume performance promptly after the Force Majeure Event has ceased.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

IN WITNESS WHEREOF, PDN and LinkedIn hereby agree to all the terms and conditions of this Diversity Recruitment Partnership Agreement, and execute this Agreement by their respective authorized signatories as of the Effective Date.

Professional Diversity Network, LLC	LinkedIn Corporation

Signed:	Signed:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

EXHIBIT A

LINKEDIN PDN PRODUCTS

“LinkedIn PDN Products” means, collectively, the following advertising or job listing products that will appear on PDN Network Channels that LinkedIn may resell pursuant to this Agreement. This Exhibit may be expanded by mutual written consent, to be recorded in an amendment to this Agreement.

(1)	“PDN Advertisements” means display advertising that LinkedIn sells to its Customers for display on the PDN Network Channels or PDN Partners’ websites pursuant to this Agreement. PDN Advertisements must be recruitment related, not general consumer advertising.

(2)	“PDN JYMBII Ad Units” means JYMBII Ad Units that LinkedIn sells to its Customers for display on the PDN Websites pursuant to this Agreement.

(3)	“PDN Job Posts” means job posts that LinkedIn sells to its Customers for display on the PDN Websites pursuant to this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

EXHIBIT B-1

PDN NETWORK CHANNELS

“PDN Network Channels” means the websites owned or operated by PDN, or with which PDN has a license or similar agreement. As of the Effective Date, the PDN Network Channels are listed in this Exhibit. PDN, in its sole and absolute discretion, may expand its PDN Network Channels and amend this Exhibit by written notice to LinkedIn.

www.ProfessionalDiversityNetwork.com

www.iHispano.com

www.AMightyRiver.com

www.WomensCareerChannel.com

www.ProAble.net

www.Military2Career.com

www.Education2Career.com

www.ACareers.net

www.OutProNet.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

EXHIBIT B-2

PDN PARTNERS

“PDN Partners” means a not-for-profit website or professional association that has an arrangement with PDN. As of the Effective Date, the PDN Partners are listed in this Exhibit. PDN, in its sole and absolute discretion, may expand or reduce its PDN Partners and amend this Exhibit by written notice to LinkedIn.

ALPFA (Association Latino Professionals Finance & Accounting)

NAHJ (National Association Hispanic Journalist)

HACE (Hispanic Association Career Enhancement)

NHCLC (National Hispanic Christian Leadership Conference)

LISTA (Latino Information Science & Technology Association)

NCLR (National Council La Raza)

LATISM (Latinos in Social Media)

Rainbow Push - (The Wall Street Project)

NAAMBA - (National Association of Asian MBA’s)

BDPA (Black Data Processors Association)

NSBE (National Society of Black Engineers)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

EXHIBIT C

FEES

[****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

EXHIBIT D

INTEGRATION REQUIREMENTS

•	General Product Integration specifications

•	PDN will display LinkedIn content according to LinkedIn’s guidelines

•

PDN will provide product and technical support for product integrations including integration of job posts from LinkedIn and the display of JYMBII ads (including managing ad inventory and LinkedIn member targeting, where possible)

•	PDN will adhere to all branding guidelines set forth by LinkedIn for LinkedIn products displayed on PDN sites

•	Job Post Integration

•	Employers will tag their jobs posted on LinkedIn as “Diversity Jobs”

•	LinkedIn will create a feed of the job posts that PDN can directly scrape from or PDN will scrape tagged Diversity Jobs directly from the LinkedIn website

•	For Diversity jobs that are not posted on LinkedIn but sold through LinkedIn, PDN will scrape those jobs directly from the employer website or use an XML feed, if provided by the customer

•	Diversity Job posts should be updated daily, Monday – Friday

•	JYMBII Ads

•	PDN will display all JYMBII ads above the fold on the PDN Diversity websites

•	If a customer purchases a JYMBII ad campaign from LinkedIn for display on PDN sites, the JYMBII ad widget or feed will be used for the display on PDN sites

•	If a customer purchases a JYMBII ad campaign, the widget will display all jobs that the viewer is a match for at the applicable customer which may include jobs not posted on PDN

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

EXHIBIT E

SERVICE LEVEL AGREEMENT

•	PDN will use commercially reasonable efforts to maintain a website uptime of at least 99.5% (excluding scheduled downtime) for all of the PDN Network Channels

•

If a PDN job post or a PDN JYMBII ad unit is displayed incorrectly or not according to Exhibit D, PDN will correct the errors or provide a work-around in accordance with the LinkedIn specifications (including specifications received from LinkedIn customers when the error pertains to their materials) within 1 business day

•	PDN will refresh job posts on a daily basis from Monday-Friday

•

Scheduled downtime for maintenance of the PDN Network Channels shall not exceed 1 (one) hour per every 1 (one) month and will occur during non-peak hours. PDN shall provide LinkedIn with at least 7 (seven) days notice of scheduled maintenance via email.

•

PDN agrees that within 30 (thirty) days following the Effective Date that they will designate a technical response team to respond to issues raised by the LinkedIn team, as well as designating initial and interval response times.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED PORTIONS. OMITTED PORTIONS ARE INDICATED BY [***].

EXHIBIT F

RESTRICTED ACCOUNTS

[***]